CORONADO BIOSCIENCES GRANTED A SECOND KEY PATENT FOR CNDO-109, AN ACTIVATOR OF NATURAL KILLER CELLS

Burlington, MA - February 6, 2014 - Coronado Biosciences, Inc. (NASDAQ:CNDO), a biopharmaceutical company involved in the development of novel immunotherapy agents for the treatment of autoimmune diseases and cancer, as well as the licensing and acquisition of, and investment in, development stage compounds, biologics and companies, today announced the U.S. Patent and Trademark Office (USPTO) has granted a second key patent for CNDO-109 directed to the activated Natural Killer (NK) cell compositions employed in its NK cell therapy program, and has further issued a Notice of Allowance in an additional pending application directed to pharmaceutical compositions comprising these activated NK cells.  The activated NK cells are prepared by a patented process licensed by Coronado from UCL Business PLC, which is already the subject of a previously-granted U.S. patent.  Similar patent protection has been obtained in Australia and India and applications are still pending in Europe, Japan and Canada.

"The issuance of these additional patents will further solidify our proprietary position around CNDO-109, giving us broad composition-of-matter protection for our NK cell therapies in addition to the methods of manufacturing them,” said Dr. Lindsay Rosenwald, Coronado’s Chairman and Chief Executive Officer.

The core NK activation technology was developed in the laboratory of Dr. Mark Lowdell, Director of Cellular Therapy & Biobanking at Royal Free Hampstead NHS Trust and Assistant Professor and Senior Lecturer in Hematology at University College London. Coronado acquired the exclusive worldwide rights to develop and market CNDO-109 from UCL Business PLC.

CNDO-109 is a biologic that activates the immune system’s NK cells to seek and destroy cancer cells. Preclinical studies of CNDO-109 have demonstrated activity in multiple myeloma, breast cancer, prostate cancer and ovarian cancer. Based on data obtained from a Phase 1 investigator-sponsored clinical trial in patients with acute myeloid leukemia (AML), the Company believes early efficacy was observed. Coronado is conducting a Phase 1/2 dose escalation trial in AML patients in the U.S.

About Coronado Biosciences

Coronado Biosciences is engaged in the development of novel immunotherapy biologic agents. The company’s two principal pharmaceutical product candidates in clinical development are: TSO (Trichuris suis ova or CNDO-201), a biologic for the treatment of immune-mediated diseases such as psoriasis, ulcerative colitis and multiple sclerosis, and other diseases such as autism; and CNDO-109, a biologic that activates NK cells, for the treatment of AML, multiple myeloma and solid tumors. For more information, please visit www.coronadobiosciences.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our ability to attract, integrate, and retain key personnel; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; our dependence on third party suppliers; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-652-4525; ir@coronadobio.com